FORM 10f-3

                        THE BLACKROCK FUNDS

                   Record of Securities Purchased
               Under the Trust's Rule 10f-3 Procedures

1.   Name of Purchasing Portfolio: BlackRock Bond
Allocation Target Shares: Series N Portfolio (BATSN),
BlackRock Municipal Income Investment Trust (BBF),
BlackRock Municipal Bond Investment Trust (BIE),
BlackRock AMT-Free Municipal Bond Portfolio  (BR-
MUNI), BlackRock National Municipal Fund (BR-NATL),
BlackRock Strategic Municipal Trust (BSD), BlackRock
Long-Term Municipal Advantage Trust (BTA), BlackRock
Insured Municipal Income Trust (BYM), BlackRock
MuniEnhanced Fund, Inc. (MEN), BlackRock MuniHoldings
Fund, Inc. (MHD), BlackRock MuniYield Quality Fund II,
Inc. (MQT), BlackRock MuniYield Quality Fund, Inc.
(MQY), BlackRock MuniHoldings Fund II, Inc. (MUH),
BlackRock MuniVest Fund II, Inc. (MVT), BlackRock
MuniYield Fund, Inc. (MYD), MuniYield Investment Fund
(MYF),  BlackRock Investment Quality Municipal Income
Trust (RFA).

2.   Issuer:  Pennsylvania Turnpike Commission

3.   Date of Purchase:  7/22/2009

4.   Underwriter from whom purchased:  Citigroup Global
Markets Inc.

5.   Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: PNC Capital Markets LLC

     a. List Members of Underwriting Syndicate: Citigroup Global Markets Inc., Mesirow Financial, Inc., PNC Capital Markets LLC, RBC Capital Markets, Boenning & Scattergood, Inc., Goldman Sachs & Co., H-T Capital Markets (Division of Northeast Securities Inc.), Janney Montgomery Scott, Jefferies & Company, Merrill Lynch & Co., Raymond James & Associates, Inc., Siebert Brandford Shank & Co., LLC, Wells Fargo Securities


6.   Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate
number of shares purchased (out of total number of
shares offered)):   (BATSN) $200,000.00 out of
$956,733,204.25; (BBF) $2,945,000.00 out of
$956,733,204.25; (BIE) $1,530,000.00 out of
$956,733,204.25; (BR-MUNI) $4,215,000.00 out of
$956,733,204.25; (BR-NATL) $21,085,000.00 out of
$956,733,204.25; (BSD) $2,175,000.00 out of
$956,733,204.25; (BTA) $2,300,000.00 out of
$956,733,204.25; (BYM) $2,125,000.00 out of
$956,733,204.25;  (MEN) $1,950,000.00 out of
$956,733,204.25; (MHD) $4,775,000.00 out of
$956,733,204.25; (MQT) $1,700,000.00 out of
$956,733,204.25; (MQY) $2,650,000.00 out of
$956,733,204.25; (MUH) $3,455,000.00 out of
$956,733,204.25; (MVT) $6,915,000.00 out of
$956,733,204.25;  (MYD) $13,905,000.00 out of
$956,733,204.25;  (MYF) $5,650,000.00 out of
$956,733,204.25; (RFA) $425,000.00 out of
$956,733,204.25

7.   Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering,
list aggregate number of shares purchased (out of
total number of shares offered)):   $135,405,000.00
out of $956,733,204.25

8.   Purchase price (net of fees and expenses):  $94.806
(for 30 yr tranche)

9. Date offering commenced (if different from Date of Purchase): 7/21/2009

10. Offering price at end of first day on which any sales were made: $105.86 (2013), $109.294 (2015), $97.294
(2029), $94.806 (2039)

11.   Have the following conditions been satisfied:  Yes  No

      a. The securities are part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A
           Offering or part of an issue of government securities. Yes

      b. The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the Issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. Yes

c.   The underwriting was a firm commitment
     underwriting.  Yes

      d.   The commission, spread or profit was
           reasonable and fair in relation to that
           being received by others for underwriting similar securities during the same period. Yes

      e.   In respect of any securities other than
           Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
          (including the operations of predecessors).  Yes

     f. Has the affiliated underwriter confirmed that it will not receive any direct or indirect benefit as a result of BlackRock's participation in the offering? Yes

Approved:  Marc Cataneo   Date:  7/30/09